UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of report (date of earliest event reported):
July 1, 2011

Daegis Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11807	94-2710559
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1420 Rocky Ridge Drive, Suite 380

Roseville, California 95661

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(916) 865-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    In this Current Report on Form 8-K, the “Company,” “we,” “us,” and “our” refer to Daegis Inc. (formerly known as Unify Corporation).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

    Effective July 6, 2011, Unify Corporation changed its name to Daegis Inc. The name change did not require stockholder approval and was effected under Section 253 of the Delaware General Corporation Law by merging a wholly-owned Delaware subsidiary with and into the Company. Unify Corporation was the surviving corporation and, in connection with the merger, the Certificate of Incorporation of Unify Corporation was amended to change its name to Daegis Inc. pursuant to the Certificate of Ownership and Merger filed with the Secretary of State of the State of Delaware. A copy of the Certificate of Ownership and Merger is attached hereto as Exhibit 3.1.

    Effective July 1, 2011, the Board of Directors of the Company approved an amendment to and restatement of the Company’s Bylaws to reflect the name change. Except for the change in the Company’s name, there were no other changes to the Company’s Bylaws. A copy of the Company’s Amended and Restated Bylaws is attached hereto as Exhibit 3.2.

    In connection with the name change, the Company has changed its CUSIP number to 233720101 and its trading symbol to DAEG.

Item 8.01. Other Events

    On July 6, 2011, the Company issued a press release announcing the name change described above. The full text of the Company's press release is attached hereto as Exhibit 99.1. The information in the press release shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing.

Item 9.01. Financial Statements and Exhibits.

    (d)Exhibits

Exhibit	Description
Number
3.1	Certificate of Ownership and Merger effective July 6, 2011

3.2	Amended and Restated Bylaws effective July 6, 2011

99.1	Press Release dated July 6, 2011

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2011
UNIFY CORPORATION

	By:	/s/ Steven D. Bonham
Steven D. Bonham
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit
Number	Description
3.1	Certificate of Ownership and Merger effective July 6, 2011

3.2	Amended and Restated Bylaws effective July 6, 2011

99.1	Press Release dated July 6, 2011